                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use in Registration Statement No. 333-     of Annaly
Mortgage Management, Inc. of our report dated February 5, 2001 which is incorporated by reference, and to the reference to us under "Experts" which is included in, the Prospectus, which is also incorporated by reference in such Registration Statement.






Deloitte & Touche LLP
New York, New York
April 9, 2001